UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report: October 14, 2010
(Date of earliest event reported)
Hawk Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation	001-13797 (Commission File Number)	34-1608156 (I.R.S. Employer Identification Number)
200 Public Square, Suite 1500, Cleveland, Ohio 44114
(Address of principal executive offices including zip code)
(216) 861-3553
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 3.03 Material Modification to Rights of Security Holders
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-2.1
EX-2.2
EX-2.3
EX-2.4
EX-4.1
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-10.5
EX-10.6
EX-99.1
EX-99.2

Item 1.01. Entry into a Material Definitive Agreement.
Merger Agreement
     As previously disclosed on the Form 8-K filed by Hawk Corporation, a Delaware corporation (“Hawk” or the “Company”), on July 1, 2010 with the Securities and Exchange Commission (“SEC”), Hawk issued a press release on July 1, 2010 announcing that it had commenced a process to explore strategic alternatives, including a possible sale of Hawk. In connection with the exploration of strategic alternatives, Hawk’s Board of Directors formed a Special Committee of the Board, consisting solely of independent directors. This Special Committee retained Harris Williams & Co., as its financial advisor.
     As a result of the exploration of strategic alternatives, on October 14, 2010, Hawk entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Carlisle Companies Incorporated, a Delaware corporation (“Carlisle”), and HC Corporation, a Delaware corporation and a wholly-owned subsidiary of Carlisle (“Merger Sub”). Pursuant to the Merger Agreement, Carlisle and Merger Sub will commence a tender offer (the “Offer”) to purchase all of the issued and outstanding shares of Hawk’s Class A common stock (“Hawk Common Stock”), including the associated Rights (as defined in the Merger Agreement) (each, a “Share” and, collectively, the “Shares”), at a purchase price of $50.00 per share in cash (the “Offer Price”). The Offer will be followed by a merger of Merger Sub with and into Hawk (the “Merger”) with Hawk surviving the Merger as a wholly-owned subsidiary of Carlisle. At the effective time of the Merger, all remaining outstanding Shares not tendered in the Offer (other than (1) Hawk Common Stock owned by Carlisle, Merger Sub, Hawk and its subsidiaries and (2) Shares for which appraisal has been properly demanded under Delaware law) will be acquired for cash at the Offer Price and on the terms and conditions in the Merger Agreement (the “Merger Consideration”).
     The Offer Price represents a 96.5% premium over the closing price of Hawk Common Stock on June 30, 2010, the day before Hawk’s July 1, 2010 announcement that it had commenced the process to explore strategic alternatives, and a 2% premium over the closing price of Hawk Common Stock on October 14, 2010 before the announcement of the Merger Agreement.
     Hawk anticipates that the Offer will be commenced by the end of October 2010. Hawk expects the Offer and the Merger to be completed during the fourth calendar quarter of 2010. The consummation of the Offer and Merger are subject to various closing conditions, including the tender of a majority of the Shares, the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other customary conditions. The Offer is not subject to a financing condition.
     The Merger Agreement also includes certain customary termination provisions for both Hawk and Carlisle, including, with respect to Hawk, in the event that Hawk receives a superior proposal. In addition, the Merger Agreement may be terminated by either Hawk or Carlisle if Merger Sub has not accepted for payment all Shares validly tendered and not withdrawn representing a majority of Hawk Common Stock outstanding (assuming the exercise of all outstanding options) by December 24, 2010. In connection with the termination of the Merger Agreement under specified circumstances, including with respect to the acceptance of a superior proposal by Hawk, Hawk may be required to pay Carlisle a termination fee of $14,500,000. This termination fee is Carlisle’s and Merger Sub’s sole and exclusive remedy if the Merger

Agreement is terminated in accordance with its terms under circumstances giving rise to an obligation to pay the termination fee unless Hawk has intentionally and materially breached its obligations under the non-solicitation provision of the Merger Agreement. Each party may specifically enforce the other party’s obligations under the Merger Agreement. Each party is responsible for its own expenses, whether or not the Offer or Merger is consummated.
     In connection with the Offer and pursuant to the terms and conditions of the Merger Agreement, Hawk granted to Merger Sub an irrevocable option (the “Top-Up Option”), for so long as the Merger Agreement has not been terminated pursuant to its terms, to purchase from Hawk up to the number (but not less than that number) of authorized and unissued shares of Hawk Common Stock equal to the number of shares of Hawk Common Stock that, when added to the number of Shares owned by Carlisle, Merger Sub or any subsidiary of Carlisle at the time of the exercise of the Top-Up Option, constitutes at least one Share more than 90% of the Shares that would be outstanding immediately after the issuance of all shares of Hawk Common Stock to be issued upon exercise of the Top-Up Option. Merger Sub may only exercise the Top-Up Option if at the time of such exercise Merger Sub owns more than 75% but less than 90% of the shares of Hawk Common Stock outstanding.
     The description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. A copy of the Merger Agreement is filed herewith as Exhibit 2.1 and incorporated by reference herein.
     The Merger Agreement has been provided solely to inform investors of its terms. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Merger Agreement and may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Merger Agreement, and may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, Hawk. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Hawk, Carlisle, Merger Sub, or any of their respective subsidiaries or affiliates.
Tender and Voting Agreements
     Concurrently with the execution of the Merger Agreement, and as a condition and inducement to Carlisle entering into the Merger Agreement, three holders of Shares, namely, Ronald E. Weinberg, Hawk’s Chairman of the Board and Chief Executive Officer, Norman C. Harbert, Hawk’s Chairman Emeritus of the Board, Founder and a director, and Byron S. Krantz, Hawk’s Secretary and a director, each entered into a Tender and Voting Agreement with Carlisle and Merger Sub (the “Tender Agreements”). Pursuant to the Tender Agreements, each of Messrs. Weinberg, Harbert and Krantz has agreed, among other things, (1) to tender all of his Shares in the Offer; (2) in the event a vote of the Company’s stockholders is required in furtherance of the Merger Agreement or the transactions contemplated thereby, including the Merger, he will vote all of his Shares (to the extent any such Shares are not purchased in the Offer) in favor of the approval of the Merger and the adoption of the Merger Agreement and against any proposal inconsistent therewith; and (3) to consent to the redemption by the

Company of all of his shares of the Company’s Series D preferred stock. The Tender Agreements will automatically terminate upon the termination of the Merger Agreement in accordance with its terms. Messrs. Weinberg, Harbert and Krantz currently own, in the aggregate, approximately 34% of the currently outstanding Shares on a fully-diluted basis.
     The description of the Tender Agreements does not purport to be complete and is qualified in its entirety by reference to the Tender Agreements. Copies of the Tender Agreements are filed herewith as Exhibit 2.2, Exhibit 2.3 and Exhibit 2.4 and incorporated by reference herein.
     A copy of a joint press release issued by Hawk and Carlisle and a copy of a press release issued by Hawk, both on October 15, 2010, concerning the foregoing are attached as Exhibit 99.1 and Exhibit 99.2, respectively, hereto.
Amendments to 1997 Stock Option Plan and 2000 Long-Term Incentive Plan
     In connection with Merger Agreement and in order to facilitate the cancellation of the outstanding in-the-money options, on October 14, 2010, Hawk’s Compensation Committee approved amendments to the Hawk Corporation 1997 Stock Option Plan (the “1997 Plan”) and the Hawk Corporation Amended and Restated 2000 Long Term Incentive Plan (the “2000 Plan”) to provide (1) with respect to both the 1997 Plan and the 2000 Plan, a net-share cashless exercise provision; and (2) for only the 1997 Plan (as the 2000 Plan already so provided), a change of control (as that term is defined in the 1997 Plan) cash-out provision that allows for the election by the option holder to surrender his options under the 1997 Plan and receive cash equal to the amount by which the change in control price (the price per Share paid or offered in a bona fide transaction related to a “change in control”) exceeds the exercise price multiplied by the number of Shares granted under the option (collectively, the “Option Plan Amendments”).
     The description of the Option Plan Amendments does not purport to be complete and is qualified in its entirety by reference to the Option Plan Amendments. Copies of the amendments to the 1997 and the 2000 Plan are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated by reference herein.
     The Merger Agreement provides that, at the effective time of the Merger, (1) each outstanding unexercised stock option of Hawk’s will fully vest and be cancelled, and (2) each option holder will be entitled to receive from Hawk in settlement of each option a single lump sum payment equal to the net amount of (i) the product of (A) the excess, if any, of the Merger Consideration over the exercise price per share of such option, multiplied by (B) the number of shares subject to such option, less (ii) tax required to be withheld. In connection with this provision, certain of Hawk’s option holders have entered into letters with Hawk regarding the cancellation of their options at the effective time of the Merger, in accordance with the foregoing provision of the Merger Agreement (the “Option Cancellation Letters”).
     The description of the Option Cancellation Letters does not purport to be complete and is qualified in its entirety by reference to the Form of the Option Cancellation Letter. The Form of Option Cancellation Letter for each of Ronald E. Weinberg and Byron S. Krantz, as well as B. Christopher DiSantis (Hawk’s President and Chief Operating Officer), Joseph J. Levanduski (Hawk’s Senior Vice President — Chief Financial Officer), Thomas A. Gilbride (Hawk’s Vice President — Finance and Treasurer), Dan T. Moore, III (director) and Paul R. Bishop (director) is filed herewith as Exhibit 10.3 and incorporated by reference herein.

Item 3.03 Material Modification to Rights of Security Holders.
     On October 14, 2010, Hawk entered into a First Amendment to its Amended and Restated Rights Agreement between Computershare Trust Company, N.A., as rights agent (the “Rights Agent”) and Hawk (the “Rights Amendment”). The Rights Amendment amends the terms of the Amended and Restated Rights Agreement, dated as of January 4, 2008, by and between Hawk and the Rights Agent (the “Rights Agreement”). The Rights Amendment was entered into in order to ensure that the Merger Agreement, the Offer, the Top-Up Option, the Merger and the consummation of any other transaction contemplated by the Merger Agreement do not trigger the distribution or exercise of the Rights (as defined in the Rights Agreement). The Rights Amendment provides that (1) no Person (as defined in the Rights Agreement) will be or become an Acquiring Person (as defined in the Rights Agreement) as a result of, among other things, the execution and delivery of the Merger Agreement, the Offer, the Top-Up Option, the Merger or the other transactions contemplated by the Merger Agreement; (2) no Shares Acquisition Date (as defined in the Rights Agreement) or Distribution Date (as defined in the Rights Agreement) will occur as a result of the execution and delivery of the Merger Agreement, the Offer, the Top-Up Option, the Merger or the other transactions contemplated by the Merger Agreement; and (3) the Rights will expire immediately prior to the effective time of the Merger.
     The description of the Rights Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment. A copy of the Rights Amendment is attached as Exhibit 4.1 hereto and is incorporated herein by reference.
     The disclosure under Item 2.01 of this report related to the Tender Agreements is also responsive to Item 3.03 of this report and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Ronald E. Weinberg — Chairman of the Board and Chief Executive Officer
     In connection with the transaction with Carlisle and following reaching an agreement in principle on the Offer Price, Mr. Weinberg and Carlisle agreed that Mr. Weinberg would no longer have a role with Hawk after the Merger. Therefore, on October 14, 2010 and as a condition to Carlisle’s execution of the Merger Agreement, Hawk, Friction Products Co. and Mr. Weinberg entered into an Amendment to Agreements in connection to his Second Amended and Restated Employment Agreement and his Split-Dollar Agreement to allow for the reduction of certain benefits under his Employment Agreement in connection with such termination (the “Weinberg Amendment”). Under his Second Amended and Restated Employment Agreement and as previously disclosed by Hawk in its proxy statement dated April 16, 2010 (“Hawk’s 2010 Proxy Statement”), Mr. Weinberg would have been entitled to severance totaling approximately $9.3 million ($7.4 million plus approximately $2.0 million for tax adjustments) and medical benefits for the remainder of the term of his agreement (December 31, 2014). Instead and in furtherance of the Merger Agreement, the Offer, the Merger and the other transactions contemplated by the Merger Agreement, Mr. Weinberg agreed to a significantly reduced severance package as follows:

•	A $1.6 million severance payment immediately following the effective time of the Merger;

•	Payment by Hawk of Mr. Weinberg’s medical benefits under the existing Hawk medical plans for the 18 months of his COBRA period;

•	Assignment of the Massachusetts Mutual Life Policies in the face amounts of $3,800,000 and $271,397, respectively (the “Policies”) based on the current cash surrender value of the Policies under Section 10(a) of Mr. Weinberg’s Split-Dollar Agreement with Hawk, without any payment from Mr. Weinberg, net of any tax obligations of Mr. Weinberg’s arising from the Assignment (approximately $781,000); and

•	Other benefits, including use of his office and assistant through June 30, 2011.
The Weinberg Amendment will be effective immediately following the effective time of the Merger.
Norman C. Harbert — Chairman Emeritus, Founder and Director
In connection with the transaction with Carlisle and following reaching an agreement in principle on the Offer Price, Mr. Harbert and Carlisle agreed that Mr. Harbert would no longer have a role with Hawk after the Merger. Therefore, on October 14, 2010 and as a condition to Carlisle’s execution of the Merger Agreement, Hawk and Mr. Harbert entered into an amendment to his Senior Advisor Agreement to provide for its termination at the effective time of the Merger (the “Harbert Amendment”). Under the previously existing terms of his Senior Advisor Agreement, upon termination of its employment, Mr. Harbert was entitled to continuation of his salary ($418,000) and bonus ($250,000 when last paid for 2009) and the continuation of his medical benefits through the remaining term of his agreement (June 30, 2012). The Harbert Amendment confirmed that upon his termination at the effective time of the Merger Mr. Harbert will continue to receive his salary, a $250,000 annual bonus and his medical benefits through June 30, 2012. In addition, upon the termination of his employment, Mr. Harbert’s Wage Continuation Agreement and Split-Dollar Agreement will automatically terminate and no additional benefits will be due or paid thereunder. Under the terms of his Split-Dollar Agreement, Mr. Harbert can purchase the split-dollar policies at their current cash value within 60 days of his termination. The Harbert Amendment will be effective immediately following the effective time of the Merger.
Thomas A. Gilbride — Vice President — Finance and Treasurer
     In connection with the transaction with Carlisle and following reaching an agreement in principle on the Offer Price, Carlisle agreed that Hawk could enter into a letter agreement with Mr. Gilbride, dated October 14, 2010, that provides that Mr. Gilbride cannot be terminated (except for cause) prior to July 2, 2011. If Mr. Gilbride is employed by Hawk’s wholly-owned subsidiary, Friction Products Co., through July 2, 2011, his right to full participation in Friction Product’s pension plan will fully vest (the “Gilbride Amendment”). The Gilbride Amendment will be effective immediately following the effective time of the Merger.
     The descriptions of the Weinberg Amendment, the Harbert Amendment and the Gilbride Amendment do not purport to be complete and are qualified in their entirety by reference to such Amendments. Copies of the Weinberg Amendment, the Harbert Amendment and the Gilbride Amendment are attached as Exhibit 10.4, Exhibit 10.5 and Exhibit 10.6, respectively, hereto and are incorporated herein by reference.

Additional Bonuses/Payments to Executive Officers
     On October 14, 2010, Hawk’s Compensation Committee approved bonuses and payments in the following amounts for its executive officers:

Ronald E. Weinberg	$107,000
B. Christopher DiSantis	$1,400,000
Joseph J. Levanduski	$500,000
Thomas A. Gilbride	$190,000
These bonuses and payments are in addition to any 2010 bonuses to be paid under the Hawk Corporation Annual Incentive Compensation Plan, as described in Hawk’s 2010 Proxy Statement and the Form 8-K filed by Hawk with the SEC on February 24, 2010. These bonuses and payments will not be due or payable, and will not be paid until after the effective time of the Merger.
     The disclosure under Item 2.01 of this report related to the Option Cancellation Letters is also responsive to Item 5.02 of this current report and is incorporated herein by reference.
NOTICES
Important Additional Information Will Be Filed with the Securities and Exchange Commission
     The Offer has not yet been commenced and this current report is not an offer to purchase or a solicitation of an offer to sell any securities of Hawk. Upon commencement of the Offer, Carlisle will mail to Hawk’s stockholders an offer to purchase and related materials, and Hawk will mail to Hawk’s stockholders a solicitation/recommendation statement with respect to the tender offer. Carlisle will file its offer to purchase with the SEC on Schedule TO, and Hawk will file its solicitation/recommendation statement with the SEC on Schedule 14D-9. Hawk’s stockholders are urged to read these materials carefully when they become available since they will contain important information, including the terms and conditions of the Offer. Hawk’s stockholders may obtain a free copy of these materials (when available) and other documents filed by Carlisle or Hawk with the SEC at the website maintained by the SEC at www.sec.gov. The offer to purchase and related materials, the solicitation/recommendation statement, the Schedule TO, and the Schedule 14D-9 may also be obtained (when available) for free by contacting the information agent for the tender offer (when one is selected).
Forward-Looking Statements
     This Form 8-K includes forward-looking statements. These forward-looking statements are based upon management’s expectations and beliefs concerning future events. Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside the control of the Hawk and which could cause actual results to differ materially from such statements. These risks and uncertainties include the risk that the transaction may not be consummated and the risk that regulatory approval that may be required for the transaction or is obtained subject to conditions that are not anticipated.

     Actual results and events may differ significantly from those projected in the forward-looking statements. Reference is made to Hawk’s filings with the SEC, including its annual report on Form 10-K for the year ended December 31, 2009, its quarterly reports on Form 10-Q, and other periodic filings, for a description of the foregoing and other factors that could cause actual results to differ materially from those in the forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and Hawk undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
2.1	Agreement and Plan of Merger, dated as of October 14, 2010, by and among Carlisle Companies Incorporated, a Delaware corporation, HC Corporation, a Delaware corporation and wholly-owned subsidiary of Carlisle, and Hawk Corporation

2.2	Tender and Voting Agreement, dated as of October 14, 2010, by and among Carlisle Companies Incorporated, a Delaware corporation, HC Corporation, a Delaware corporation and a wholly-owned subsidiary of Carlisle, and Ronald E. Weinberg in his capacity as a stockholder of Hawk Corporation

2.3	Tender and Voting Agreement, dated as of October 14, 2010, by and among Carlisle Companies Incorporated, a Delaware corporation, HC Corporation, a Delaware corporation and a wholly-owned subsidiary of Carlisle, and Norman C. Harbert in his capacity as a stockholder of Hawk Corporation

2.4	Tender and Voting Agreement, dated as of October 14, 2010, by and among Carlisle Companies Incorporated, a Delaware corporation, HC Corporation, a Delaware corporation and a wholly-owned subsidiary of Carlisle, and Byron S. Krantz in his capacity as a stockholder of Hawk Corporation

4.1	First Amendment to the Amended and Restated Rights Agreement, dated as of October 14, 2010, between Hawk Corporation and ComputerShare Trust Company, N.A., as Rights Agent

10.1	Second Amendment to Hawk Corporation 1997 Stock Option Plan

10.2	Second Amendment to Hawk Corporation Amended and Restated 2000 Long-Term Incentive Plan

10.3	Form of Option Cancellation Letter, dated October 14, 2010, between Hawk Corporation and each of Ronald E. Weinberg, B. Christopher DiSantis, Joseph J. Levanduski, Thomas A. Gilbride, Byron S. Krantz, Dan T. Moore III and Paul R. Bishop

10.4	Amendments to Agreements, dated as of October 14, 2010, by and between Hawk Corporation, Friction Products Co., an Ohio corporation and wholly-owned subsidiary of Hawk, and Ronald E. Weinberg

10.5	Acknowledgment of Termination of Employment under Amended and Restated Senior Advisor Agreement, dated as of October 14, 2010, by and between Hawk Corporation and Norman C. Harbert

10.6	Letter Agreement between Thomas A. Gilbride and Hawk Corporation, dated October 14, 2010

99.1	Joint Press Release dated October 15, 2010

99.2	Press Release dated October 15, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2010	HAWK CORPORATION
	By:	/s/ Thomas A. Gilbride
Thomas A. Gilbride
Vice President — Finance and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of October 14, 2010, by and among Carlisle Companies Incorporated, a Delaware corporation, HC Corporation, a Delaware corporation and wholly-owned subsidiary of Carlisle, and Hawk Corporation

2.2	Tender and Voting Agreement, dated as of October 14, 2010, by and among Carlisle Companies Incorporated, a Delaware corporation, HC Corporation, a Delaware corporation and a wholly-owned subsidiary of Carlisle, and Ronald E. Weinberg in his capacity as a stockholder of Hawk Corporation

2.3	Tender and Voting Agreement, dated as of October 14, 2010, by and among Carlisle Companies Incorporated, a Delaware corporation, HC Corporation, a Delaware corporation and a wholly-owned subsidiary of Carlisle, and Norman C. Harbert in his capacity as a stockholder of Hawk Corporation

2.4	Tender and Voting Agreement, dated as of October 14, 2010, by and among Carlisle Companies Incorporated, a Delaware corporation, HC Corporation, a Delaware corporation and a wholly-owned subsidiary of Carlisle, and Byron S. Krantz in his capacity as a stockholder of Hawk Corporation

4.1	First Amendment to the Amended and Restated Rights Agreement, dated as of October 14, 2010, between Hawk Corporation and ComputerShare Trust Company, N.A., as Rights Agent

10.1	Second Amendment to Hawk Corporation 1997 Stock Option Plan

10.2	Second Amendment to Hawk Corporation Amended and Restated 2000 Long-Term Incentive Plan

10.3	Form of Option Cancellation Letter, dated October 14, 2010, between Hawk Corporation and each of Ronald E. Weinberg, B. Christopher DiSantis, Joseph J. Levanduski, Thomas A. Gilbride, Byron S. Krantz, Dan T. Moore III and Paul R. Bishop

10.4	Amendments to Agreements, dated as of October 14, 2010, by and between Hawk Corporation, Friction Products Co., an Ohio corporation and wholly-owned subsidiary of Hawk, and Ronald E. Weinberg

10.5	Acknowledgment of Termination of Employment under Amended and Restated Senior Advisor Agreement, dated as of October 14, 2010, by and between Hawk Corporation and Norman C. Harbert

10.6	Letter Agreement between Thomas A. Gilbride and Hawk Corporation, dated October 14, 2010

99.1	Joint Press Release dated October 15, 2010

99.2	Press Release dated October 15, 2010